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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 16, 2000

                               vFINANCE.COM, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                        1-11454-03                58-1974423
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                        Identification No.


6600 NORTH ANDREWS AVENUE, SUITE 304
FORT LAUDERDALE, FL                                                33309
(Address of principal executive offices)                         (Zip Code)

                                 (954) 384-7800
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

         On November 16, 2000, vFinance.com, Inc. (the "Company") entered into a letter of intent (the "LOI") with Colonial Direct Financial Group, Inc., a Delaware corporation ("Colonial"), to acquire all of the outstanding capital stock of Colonial. Colonial is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Security Dealers, Inc. (the "NASD"). The Company intends to structure this transaction as a tax free exchange in which the Company proposes to exchange with the shareholders of Colonial 5,750,000 unregistered shares of the Company's common stock and shares of preferred stock of the Company equivalent in rights and preferences to the 122,500 shares of Series A Convertible Preferred Stock of Colonial for all of the outstanding capital stock of Colonial. As part of the LOI, the Company intends to grant to the holders of incentive stock options granted by Colonial on or before June 30, 2000 incentive stock options to purchase 500,000 shares of the Company's common stock, in exchange for the stock options granted by Colonial. In addition, the Company intends to grant to investors who participated in Colonial's private placement of securities, which closed in January 2000, stock options to purchase 575,000 shares of the Company's common stock. The stock options to be granted by the Company will have an exercise price of $2.25 per share. The vested portion of the Company's stock options will match the vested portion of Colonial's stock options with the unvested portion of the Company's stock options vesting ratably over the four
(4) year period immediately following the date of execution of the LOI. The Company also intends to grant 625,000 stock options to purchase the Company's common stock at an exercise price of $5.80 per share to key employees of Colonial.

         Upon the occurrence of certain events set forth in the LOI, either party is required to pay the other party a break up fee in the amount of $100,000. The consummation of the transaction is subject to, among other things,
(i) the negotiation and the execution of definitive agreements and the approval of the transactions by the shareholders of Colonial and (ii) the NASD's approval of the change in control of Colonial.

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         There is no assurance that the transaction with Colonial will be consummated. If the transaction is consummated, it is also possible that, by agreement of the parties, one or more terms and/or conditions of the definitive agreements will differ materially from the terms and conditions of the LOI.

         The Company intends to repurchase up to one million dollars ($1,000,000) worth of the issued and outstanding common stock of the Company ("Proposed Repurchase Shares") in the open market or in privately negotiated transactions, or a combination thereof, prior to the beginning of the third calendar quarter of year 2001. There is no assurance that the Company will repurchase any of the Proposed Repurchase Shares.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS.

         Not Applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

         Not Applicable.

         (C)      EXHIBITS.

         None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     vFINANCE.COM, INC.



                                     /s/ Leonard J. Sokolow
                                     -------------------------------------------
Date: November 30, 2000              Leonard J. Sokolow, Chief Executive Officer

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